Advanced Micro Devices, Inc.
Conflict Minerals Report
For the Reporting Period from January 1 to December 31, 2020
This Conflict Minerals Report for Advanced Micro Devices, Inc. (“AMD”) covers the reporting period from January 1 to December 31, 2020 and has been prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 13p-1 and Form SD thereunder (the “Conflict Minerals Rule” or “Rule”). The Conflict Minerals Rule requires disclosure of certain information by companies filing reports with the Securities Exchange Commission (“SEC”) that manufacture, or contract to manufacture, products for which certain minerals specified in Section 13(p) of the Exchange Act and the Rule as “conflict minerals” are necessary to the functionality or production of those products. The term “conflict minerals” is defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to as the “3TGs”. The term “Covered Countries” for purposes of the Conflict Minerals Rule are the Democratic Republic of the Congo (“DRC”) and the following adjoining countries: the Republic of the Congo, the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola.
AMD has determined that certain of its products contain 3TGs that are necessary to the functionality or production of such products. Accordingly, we are required under the Rule to conduct a good-faith, reasonable country of origin inquiry (“RCOI”) reasonably designed to determine whether any of the necessary 3TGs in our products either originated in the Covered Countries or came from recycled or scrap materials. The following is a brief description of the RCOI process and additional due diligence that AMD undertook in accordance with the Rule.
References in this Conflict Minerals Report to “AMD,” “we,” “us” or “our” mean Advanced Micro Devices, Inc. and our consolidated subsidiaries. The term “armed groups” means an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country.
Overview of our Conflict Minerals Program
AMD has actively engaged with its customers and suppliers for several years with respect to the issue of conflict minerals. Through our initiatives, we work to support responsible sourcing of minerals from Conflict-Affected and High-Risk Areas (“CAHRAs”). Our strategy is to support the enablement of ethical social and environmental sourcing through multi-stakeholder programs and dialogue.
We contributed to industry efforts to address conflict minerals as a member of the Responsible Business Alliance (“RBA”) and are an active member to the Responsible Minerals Initiative (“RMI”). Through RMI, we connect with industry members, governments, non-profits, and other stakeholders to contribute to mitigating the salient social and environmental impacts of extraction and processing of minerals in supply chains. We support the

RMI’s efforts to develop standards and tools that benefit all companies working to break the link between minerals trade and conflict. Specifically, AMD staff participate in RMI multi-stakeholder calls and due diligence meetings, as well as utilize RMI tools and resources for CM reporting and risk management.
Product and Supply Chain Description
We are a global semiconductor company primarily offering:
•x86 microprocessors, as standalone devices or as incorporated as an accelerated processing unit (“APU”), chipsets, discrete and integrated graphics processing units (“GPUs”), data center and professional GPUs and development services; and
•server and embedded processors, semi-custom System-on-Chip (“SoC”) products, development services and technology for game consoles.
From time to time, we may also sell or license portions of our intellectual property portfolio.
AMD does not directly purchase minerals; however, our suppliers do. AMD is considered a “downstream” purchaser. For a detailed description of our business and products, see “Part I, Item 1—Business” of our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC. All of our products may contain one or more of the 3TGs, therefore, all of our products are in scope for this report.
Due Diligence
Design of our Conflict Minerals Program
We designed our conflict minerals program to conform to the due diligence-related steps of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tantalum, tin and tungsten (the “OECD Guidance”). The SEC has recognized the OECD Guidance as an appropriate nationally and internationally recognized due diligence framework for conflict mineral reporting purposes.
Step 1: Establish Strong Company Management Systems
Conflict Minerals Sourcing Policy. We have established a conflict minerals sourcing policy that outlines our commitment, approach and expectations to achieving conflict-free certified sourcing of materials used in our products. Our conflict minerals policy is available at https://www.amd.com/system/files/documents/conflict-minerals-policy.pdf.
Internal Management Systems. We have established an internal AMD conflict minerals team that is responsible for the development and oversight of our conflict minerals policy, due diligence process and the internal management systems that implement our conflict minerals policy. Our conflict minerals team is headed by our Corporate Vice President of Global Procurement, and includes representatives from our supply chain operations, corporate responsibility, government relations, law, and finance departments. We also use a third-party service provider to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that we will undertake with suppliers in regard to conflict minerals.
Control Systems. The Conflict Mineral Reporting Template (“CMRTs”) obtained from our suppliers who contribute materials that directly impact and become a part of our products including wafers, outsourced assembly and test (“OSAT”), direct materials (substrates, lids, capacitors, memory), and boards inclusive of components (“Manufacturing Suppliers”) allowed us to gather information that was important for our due diligence efforts, including the 3TGs contained in the Manufacturing Suppliers’ products and the names of smelters or refiners in the Manufacturing Suppliers’ own supply chain. We elected to use the CMRT because it is an internationally recognized and commonly used tool that facilitated efficient data gathering and aggregation. We also provided our Manufacturing Suppliers with the RBA Code of Conduct and communicated with them our conflict mineral policy to source only from conformant RMAP or LBMA smelters and refiners.
Supplier Engagement. We communicate our Conflict Minerals Sourcing Policy annually. We also informed our suppliers of our process to track the submission of CMRTs from our supply base and escalate late or incomplete templates for follow-up action. Similar to last year, we utilized a third-party service provider’s online learning management system and provided all in-scope suppliers access to conflict minerals training courses. Our third-party service provider tracked and monitored completion of the courses and we will continue to prioritize education in our conflict minerals program.
Grievance Mechanisms. We established open lines of communication that serve as grievance mechanisms to provide employees, suppliers and others outside of AMD to report violations of our policies or other concerns. Suppliers and others outside of AMD may contact our conflict minerals team to communicate with us, including to report grievances, via a dedicated email address that is published in our conflict minerals policy and in other communications with our Manufacturing Suppliers. We have also actively participated in the RMI, which serves as an early warning system by sharing information with participants regarding supply chain risks relating to conflict minerals. In addition, our employees may anonymously report suspected violations using AMD Aware, available 24 hours a day, seven days a week. AMD Aware is staffed by non-AMD personnel, who share any information reported with our Corporate Compliance Committee.
Maintenance of Records. We maintain a company-wide document retention policy, which extends to the documents accumulated in performing our due diligence for this Report.
Step 2: Identifying and Assessing Risks in our Supply Chain. We identify Manufacturing Suppliers that may contribute necessary conflict minerals to our products. Manufacturing Suppliers are requested to complete an annual supply chain survey, using the CMRT template.
The primary risk that we identified with respect to conflict minerals were instances when our Manufacturing Suppliers identified smelters or refiners that were not listed on the RMI Responsible Minerals Assurance Process (“RMAP”) Standard Smelter List (the “RMAP List”). In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals and the sourcing of those mineral in the supply chain. The basis of this understanding stems from smelter or refiner information provided by our Manufacturing Suppliers. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. AMD uses the following factors to determine the risk level of each smelter and refiner:
•Geographic proximity to the DRC and covered countries;
•Known mineral source country of origin;
•Responsible Minerals Assurance Process (“RMAP”) audit status;
•Credible evidence of unethical or conflict sourcing;
•Peer Assessments conducted by credible third-party sources.
In addition, AMD also identified risk based on the accuracy and completeness of information contained in the CMRTs that we received from our Manufacturing Suppliers. In the past, we have received CMRTs with data entry errors, such as missing information and information that appeared inaccurate based on the RMAP Standard Smelter List and the London Bullion Metal Association’s (“LBMA”) Good Delivery List. To address these errors, our third-party service provider made further inquiries, conducted additional follow-up, tracked and consolidated the responses to ensure completeness of the responses from our Manufacturing Suppliers that we identified as having provided us a CMRT with errors. In addition to this, our third-party service provider’s process also included automated data validation on all submitted CMRTs, designed to increase the completeness and accuracy of submissions. While we work with our Manufacturing Suppliers to ensure error-free reporting, we rely on the representations made by them.
Additionally, we evaluated our Manufacturing Suppliers on the basis of four criteria, identified below, which further assisted us in identifying risk in the supply chain. By ensuring that the responses we received met the OECD Due Diligence Guidelines, we made key risk mitigation decisions to ensure compliance. The four criteria we used were based on the CMRT questions and included:
•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures in accordance with the OECD guidance?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include mitigation actions and corrective action management?

When suppliers meet or exceed the above criteria (i.e. answering “Yes” to all four questions), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program. Any suppliers that have been flagged as having a weak program were notified and provided guidance on how they can improve their internal conflict minerals policies and procedures.

To identify whether the smelters or refiners that potentially processed the 3TGs contained in our products have processes and systems that are aligned with the OECD Guidance, we compared the results of our compiled CMRT smelter list with the audit status of the list of smelters or refiners identified by our Manufacturing Suppliers to the RMAP Standard Smelter List. We also validated smelters through RMAP’s cross-recognition policy, which mutually recognizes the independent third-party gold refiner audit programs from the LBMA and the Responsible Jewelry Council (“RJC”). In addition, we identified smelters that are member companies of the Tungsten Industry – Conflict Minerals Council (“TI-CMC”) progressing toward RMAP validation.
Step 3: Designing and Implementing a Response to Identified Risks. Risk mitigation will depend on the supplier’s specific context. Manufacturing Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive mitigation of these risks. Furthermore, our third-party service provider provided our Manufacturing Suppliers with educational materials on mitigating the risk of smelters or refiners on the supply chain using our third-party service provider’s online learning management system.
We held meetings to review, among other things, our conflict minerals program, any potential or actual risks identified during due diligence and the status of CMRTs received from our Manufacturing Suppliers. If and when our expectations are not met and if certain identified risks are not resolved, the business relationship between AMD and that supplier will be evaluated.
We leverage our participation in RMI to encourage responsible parties to implement corrective actions and to take the necessary steps to comply with industry standards.
Step 4: Independent Third-Party Audits of Smelter’s and Refiner’s Due Diligence Practices. We supported the development and implementation of the RMAP through our RMI membership. Through the RMI, we encouraged smelters or refiners to participate in the RMAP. Any smelters or refiners that were reported by our Manufacturing Suppliers who were not part of the RMAP, were also contacted directly by our third-party service provider to encourage them to participate in the RMAP.
Step 5: Publicly Report our Supply Chain Due Diligence. We have published our conflict minerals policy and our annual corporate responsibility report on the Corporate Responsibility pages of our web site at https://www.amd.com/en/corporate-responsibility/supplier-conflict-minerals. Our Specialized Disclosure Report on Form SD for the reporting period from January 1 to December 31, 2020, which includes this Conflict Minerals Report, is also available at https://www.amd.com/en/corporate-responsibility/supplier-conflict-minerals.
Description of Reasonable Country of Origin Inquiry Efforts
For 2020, our reasonable country of origin inquiry (“RCOI”) efforts included conducting a supply chain survey of our Manufacturing Suppliers using the CMRT (see Identifying and Assessing Risks in our Supply Chain). To determine the country of origin of the conflict minerals in our products, we utilized the RMI RMAP’s Reasonable Country of Origin Inquiry Data (the “RMI RCOI Data”). The RMI RCOI Data provides country of origin information for the raw materials used by smelters or refiners that are reported by the RMAP as being conformant with their assessment standards (i.e., demonstrated with reasonable confidence that the smelter or refiner’s due diligence processes are aligned with the expectations in the OECD). Available RMI RCOI Data provides traceability upstream to countries of origin at an aggregate level. Since the most detailed information is shown as groupings of countries, we are unable to determine with certainty the specific countries from which the 3TG in our products may be sourced.
Results of Efforts to Determine Country of Origin
    Not all Manufacturing Suppliers completed the CMRT at the Product level for only those products that they provide to AMD. Therefore, those suppliers are unable to represent that the 3TGs from the smelters or refiners listed on their CMRT have been included in products or parts that they have supplied to us. Due to this, our list of smelters or refiners may contain more facilities than those that actually processed the 3TGs contained in our products.
Countries from which minerals in AMD’s products may have originated based on sourcing information disclosed during the RMAP’s third-party auditing process and RMI’s Reasonable Country of Origin Inquiry, report dated April 7, 2021, are believed to be the following:

Argentina	Eritrea	Mexico	South Africa
Australia	Ethiopia	Mongolia	Spain
Austria	Germany	Mozambique	Swaziland
Benin	Ghana	Myanmar	Tanzania
Bolivia (Plurinational State of)	Guinea	Namibia	Thailand
Brazil	Guyana	Niger	Uganda
Burundi	India	Nigeria	United States of America
Canada	Indonesia	Peru	Vietnam
China	Japan	Portugal	Zimbabwe
Colombia	Laos	Russian Federation
Congo, Democratic Republic of the	Madagascar	Rwanda
Ecuador	Malaysia	Sierra Leone
Description of Due Diligence Measures Performed
    As a result of the above conclusion and pursuant to the Rule, we undertook due diligence on the source and chain of custody of the necessary conflict minerals used in our products, including:
•Confirmed receipt of CMRT reports from 100% of AMD manufacturing suppliers
•Compared the smelter lists from AMD suppliers to RMI RMAP conformant smelter list
•Clarified CMRT report anomalies for resubmission as needed and appropriate.
•Consolidated into AMD CMRT Report.
To identify whether the smelters or refiners that potentially processed the 3TGs contained in our products have processes and systems that are aligned with the OECD Guidance, we compared the results of our compiled CMRT smelter list with the audit status of the list of smelters or refiners identified by our Manufacturing Suppliers to the RMAP Standard Smelter Conformant report.
Results of Due Diligence
For the 2020 Reporting Year, we received CMRT responses from 100% of our in-scope Manufacturing Suppliers. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or gaps in data were found. These CMRT submissions were then used to review smelter and refiner data in order to determine mine or location of origin relying on RMI RCOI tables.
Table 1 lists the facilities which, to the extent known, process the necessary minerals in our products based on the responses from the CMRT.

Table 1: RMI and/or LBMA Responsible Gold Programme Smelters and Refiners

Metal(1)	Standard Smelter Name	Smelter Facility Location
Gold	8853 S.p.A.	ITALY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECHIA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO

Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

(1)	Information is based on the CMRTs received from our Manufacturing Suppliers. See “Due Diligence,” above, for more information.

Table 2 lists the number of operational smelters and refiner facilities, identified by our surveyed suppliers, that as of April 8, 2021 are:
•RMAP Conformant
•RMAP Active
•RMAP Eligible
Steps to Further Mitigate Risk and Improve Due Diligence in 2020
Since December 31, 2020, we have taken, or intend to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TGs in our products could benefit armed groups in the DRC or adjoining countries:
•Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
◦Using a comprehensive smelter and refiner library with detailed status and notes for each listing.
◦Scanning for credible media on each smelter and refiner to flag risk issues.
◦Comparing the list of smelters and refiners against government watch and denied parties lists.
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•Following the OECD Guidance process, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

No Incorporation By Reference
Information contained on AMD’s Web site is not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, the Form SD accompanying this Conflict Minerals Report or any other SEC filings made by us.